EXHIBIT 23.C


                         CONSENT OF SPECIAL TAX COUNSEL


Farmland Industries, Inc.:


We consent to the references to our firm in the Prospectus filed as part of this Registration Statement.



                                        BRYAN CAVE


December 12, 1994